EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Hub Group Employee Profit Sharing Plan and Trust, of our report dated February 19, 2003 with respect to the consolidated financial statements of Hub Group, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2002 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP


Chicago, Illinois
August 6, 2003